EXECUTIVE EMPLOYMENT AGREEMENT

        THIS AGREEMENT executed as of the 18th day of December, 2000, by and between Frontier Oil Corporation, a Wyoming corporation (the “Company”), and James R. Gibbs (the “Executive”).

W I T N E S S E T H:

        WHEREAS the Executive is a principal officer of the Company and an integral part of its management;

        WHEREAS, the Company wishes to assure both itself and the Executive of continuity of management in the event of any actual or threatened change in control of the Company;

        WHEREAS, this Agreement is not intended to alter materially the compensation and benefits that the Executive could reasonably expect in the absence of a change in control of the Company and, accordingly, this Agreement will be operative only upon a change in control of the Company, or if the Executive’s employment is terminated in anticipation of a change in control as that term is hereafter defined.

        NOW THEREFORE, in consideration of the premises and covenants herein contained and other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the parties as follows:

      1.    Operation of Agreement.

      1.01    This Agreement shall be binding immediately upon its execution by the parties hereto, but, notwithstanding anything in this Agreement to the contrary, the day prior to the date of a Change in Control of the Company or the day on which the Executive's employment is terminated in anticipation of a change in control as defined in paragraph 1.02 below shall be the operative date on which the Agreement and any provision thereof shall be operative and effective (the earlier to occur of such days shall be the "Effective Date"). Upon the Effective Date this Agreement and all provisions thereof shall become operative immediately, without the necessity of any further action on the part of either party hereto.

                 The term of this Agreement shall end on the third anniversary of the date of execution of this Agreement; provided , however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as the “Renewal Date”), the term of this Agreement shall be automatically extended so as to terminate three years from such Renewal Date, unless at least thirty (30) days prior to the Renewal Date the Company shall give written notice that the term of the Agreement shall not be so extended; and provided, further, that after a Change in Control of the Company during the term of this Agreement, this Agreement shall remain in effect until three years after the Change in Control or until all of the obligations of the parties hereunder are satisfied, whichever occurs later.

      1.02    For the purpose of this Agreement, the term "Change in Control of the Company" shall mean a change in control of a nature that would be required to be disclosed in a proxy statement, governed by the rules of the Securities and Exchange Commission as in effect on the date of this Agreement; provided that without limitation, such a change in control shall be deemed to have occurred upon the occurrence of any one of the following:

                 (a)     the consummation of any transaction (including without limitation, any merger, consolidation, tender offer, or exchange offer) the result of which is that any individual or “person” (as such term is used in Sections 13(d)(3) and 14(d)(2), of the Securities Exchange Act of 1934 - the “Exchange Act”) is or becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities,

                 (b)    the first day during any period of 24 consecutive months, commencing before or after the date of this Agreement that the individuals, who at the beginning of such 24 month period were directors of the Company for whom the Executive shall have voted, cease for any reason to constitute at least a majority of the Board of Directors of the Company,

                 (c)    the sale, lease, transfer, conveyance or other disposition (including by merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole,

                 (d)    the adoption of a plan relating to the liquidation or dissolution of the Company, or

                 (e)    the date the Company files a report or proxy statement with the SEC stating that a change in control has or may occur pursuant to any then existing contract or termination.

      1.03    This Agreement shall terminate forthwith, and without more, in the event that Executive ceases to be an executive officer of the Company at any time prior to the Effective Date whether by reason of his death, Disability, discharge, resignation or otherwise; except that either party wishing to terminate the employment relationship, other than by reason of death, Disability or discharge for Cause, hereby agrees to give the other party at least 60 days prior written notice. Notwithstanding the foregoing, following the commencement of any discussions of any third party that ultimately result in the occurrence of a Change of Control, the Company shall not at the instance or upon the suggestion of such third party terminate the employment or reduce the compensation of Executive.

      1.04    Except as provided in paragraph 1.03 above, nothing expressed or implied herein shall create any right or duty (on the part of the Company or Executive) to have Executive remain in the employment of the Company at any time prior to the Effective Date, each reserving all rights to terminate the employment relationship at any time (subject to the notice requirement contained in paragraph 1.03 above) prior to the Effective Date, with or without Cause.

      2.    Employment; Period of Employment.

      2.01    The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, or subject to the terms of this Agreement, such other corporate profit center as shall then be the principal successor to the business, assets and the properties of the Company, for the period set forth in paragraph 2.02 below (the "Period of Employment") in the position and with the duties and responsibilities set forth in Section 3 below, and upon the other terms and conditions hereinafter stated.

      2.02     The Period of Employment, subject only to the provisions of Section 6 below relating to Disability, shall continue for a period of three years from the Effective Date.

      3.     Position, Duties, Responsibilities.

      3.01     It is contemplated that at all times during the Period of Employment the Executive shall continue to serve as a principal officer of the Company with the office and title of Vice President, General Counsel of the Company and continue to have duties and responsibilities commensurate with those duties and responsibilities imposed on the Executive immediately prior to the Effective Date.

      3.02     During the Period of Employment the Executive shall also serve and continue to serve, if and when elected and reelected, as an officer or director, or both, of any subsidiary, division or affiliate of the Company.

      3.03     Throughout the Period of Employment the Executive shall devote his full time and undivided attention during normal business hours to the business and affairs of the Company, except for reasonable vacations and except for illness or incapacity, but nothing in this Agreement shall preclude the Executive from devoting reasonable periods required for serving as a director or member of a committee of any organization involving no conflict of interest with the interests of the Company, from engaging in charitable and community activities, and from managing his personal investments, provided that such activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement.

      3.04     The office of the Executive shall be located at the executive offices of the Company at 10000 Memorial Drive, Suite 600, Houston, Texas 77024. The Executive shall not be required to change the current situs of his employment or residence. The Executive also shall not be required to be absent therefrom on travel status or otherwise more than a total of 60 working days in any calendar year nor more than 20 consecutive days at any one time.

      4.     Compensation, Compensation Plans, Perquisites.

      4.01  (a)  For all services rendered by the Executive in any capacity during the Period of Employment, including, without limitation, services as an executive, officer, director or member of any committee of the Company or of any subsidiary, division or affiliate thereof, the Executive shall be paid as compensation:

                     (i)    A base salary at no less than the rate in effect immediately prior to the Effective Date, with increases (if any) as shall be made from time to time in accordance with the Employer’s regular salary administration practices;

                     (ii)    An annual performance bonus in an amount no less than the amount of 75% of the base salary determined pursuant to subparagraph 4.01 (a)(i).

               (b)  Any increase in salary pursuant to clause (i) of subparagraph 4.01 (a) or in bonus or other compensation shall in no way diminish any other obligation of the Company under this Agreement.

      4.02     During the Period of Employment the Executive shall be and continue to be a full participant in the Company's applicable stock option plans and any other compensation plans in which the Executive participates immediately prior to the Effective Date, or equivalent successor plans that may be adopted by the Company, with at least the same reward opportunities to Executive that have heretofore been provided. Nothing in this Agreement shall preclude improvement of reward opportunities in such plans or other plans in accordance with the present practice of the Company.

      4.03     During the Period of Employment, the Executive shall be entitled to perquisites, including, without limitation, an office, secretarial and clerical staff, and to fringe benefits, including, without limitation, the payment or reimbursement of club dues, in each case at least equal to those attached to his office immediately prior to the Effective Date, as well as to reimbursement, upon proper accounting, of reasonable expenses and disbursements incurred by him in the course of his duties.

      5.     Employee Benefit Plans.

      5.01     The compensation, together with other matters provided for in Section 4 above, is in addition to the benefits provided for in this Section 5.

      5.02     The Executive, his dependents and beneficiaries shall be entitled to all payments and benefits and service credit, for benefits during the Period of Employment to which officers of the Company, their dependents and beneficiaries are entitled as a result of the employment of such officers under the terms of employee plans and practices of the Company in effect immediately prior to the Effective Date, including, without limitation, the Company's retirement program (consisting of the Frontier Retirement Savings Plan, and the Frontier Deferred Compensation Plan), the Company's stock purchase and savings, thrift and investment plans, if any, the Frontier Oil Corporation Executive Life Insurance Plan, its group life insurance plans, its accidental death and dismemberment insurance, its business travel insurance, its long term disability, medical, dental and health and welfare plans and other present or successor plans and practices of the Company, its subsidiaries and divisions, for which officers, their dependents and beneficiaries are eligible, and to all payments or other benefits under any such plan or practice after the Period of Employment as a result of participation in such plan or practice during the Period of Employment.

      5.03     Nothing in this Agreement shall preclude the Company from amending or terminating any employee benefit plan or practice but, it being the intent of the parties that the Executive shall continue to be entitled during the Period of Employment to perquisites as set forth in paragraph 4.03 above and to benefits and service credit for benefits under paragraph 5.02 above at least equal to those attached to his position immediately prior to the Effective Date, and nothing in this Agreement shall operate as, or be construed to reduce or authorize reduction without the Executive's written consent in the level of such perquisites, benefits or service credit for benefits. In the event of any such reduction by amendment or termination of any plan or practice or otherwise, the Executive, his dependents and beneficiaries shall continue to be entitled to perquisites, benefits and service credit for benefits under such plans or practices that he or his dependents and beneficiaries would have received if such reduction had not taken place.

      6.     Effect of Death or Disability.

      6.01     In the event of the death of the Executive during the Period of Employment, the legal representative of the Executive shall be entitled to the compensation provided for in paragraph 4.01 during the balance of the Period of Employment. The Period of Employment shall be deemed to have ended as of the close of business on the last day of the twelfth month following the month in which death shall have occurred but without prejudice to any other payments due in respect of the Executive’s death hereunder or pursuant to any other agreements or arrangements with the Company.

      6.02     The term "Disability," as used in this Agreement, shall mean an illness or accident which prevents the Executive from performing his duties under this Agreement for a period of six consecutive months. In the event of the Disability of the Executive during the Period of Employment, the Executive shall be entitled to the full compensation provided for in this Agreement for the period of such Disability (i.e., commencing on the date on which the Disability occurred) but not in excess of six months. The Period of Employment shall be deemed to have ended as of the close of business on the last day of such six months' period but without prejudice to any payments due to the Executive in respect of disability or any short term illness or accident which prevents the Executive from performing his duties for a period of less than six months.

      7.     Termination.

      7.01    In the event of a Termination, as defined in paragraph 7.03 below, during the Period of Employment, the provisions of this Section 7 shall apply.

      7.02     In the event of a Termination the Company shall, as liquidated damages or severance pay, or both, pay to the Executive and provide him, his dependents, beneficiaries and estate, with the following:

                  (a)    The Company shall continue to pay the Executive the base salary compensation provided in paragraph 4.01 (a)(i) above at the rate in effect at the time of Termination (which in accordance with the terms of this Agreement shall be no less than the rate of base salary in effect immediately prior to the Effective Date). Such base salary shall be paid no less than monthly beginning at the end of the month in which Termination occurred and continuing each month during the three (3) year period following Termination.

                  (b)     The Company shall also continue to pay the Executive the annual performance bonus provided in paragraph 4.01(a)(ii) above. Such annual performance bonus compensation shall be paid on an annual basis, so that a payment will be made in each of the three years following Termination.

                  (c)     With regard to the employee benefits and perquisites described in paragraphs 5.02 and 4.03, the Company shall pay the Executive an amount no less than 30% of the total amount of the unpaid base salary payable pursuant to subparagraph (a) above.

                  (d)     In the event that the Executive shall at the time of Termination hold an outstanding and unexercised (whether or not exercisable at the time) option or options theretofore granted by the Company, the Company shall, in addition to the amounts provided for above, pay to the Executive in a lump sum an amount equal to the excess above the option price under each such option of the Fair Market Value at the time of Termination of the shares subject to each such option. Solely for the purpose of this subparagraph (d), Fair Market Value at the time of Termination shall be deemed to mean the higher of (i) the average of the reported closing prices of the Common Shares of the Company, as reported on the New York Stock Exchange - Composite Transactions, on the last trading day prior to the Termination and on the last trading day of each of the two preceding thirty-day periods, and (ii) in the event that a Change in Control, as defined in paragraph 1.02 above, prior to Termination shall have taken place as the result of a tender offer and such Change in Control was consummated within twelve months of Termination, the price paid for a majority of the Common Shares of the Company in the course of such tender offer.

                  (e)     At the Company's option, upon Termination the Company may pay Executive the total of all amounts payable to Executive pursuant to subparagraphs (a), (b) and (c) of this Section 7.02 in a lump sum payment. Executive may also elect upon Termination, to receive all amounts payable to him pursuant to subparagraphs (a), (b) and (c) of this Section 7.02 in a lump sum payment by providing written notice of such election to the Company. The Company agrees to make a lump sum payment of the total of such amounts within 30 days of Executive’s notice of election to receive lump sum payment. It is acknowledged and agreed that no lump sum payment will modify or obviate any obligations of the Company other than the payments otherwise due following Termination pursuant to subparagraphs (a), (b) and (c) above.

      7.03     The word "Termination," for the purpose of this Section 7 and any other provisions of this Agreement, shall mean:

                  (a)     Termination by the Company of the employment of the Executive by the Company and its subsidiaries for any reason other than for Cause as defined in paragraph 7.04 below or for Disability as defined in subparagraph 6.02 above; or

                  (b)    Termination by the Executive of his employment by the Company and its subsidiaries upon the occurrence of any of the following events:

                           (i)    Failure to elect or reelect the Executive to, or removal of the Executive from, the office set forth in paragraph 3.01 above.

                           (ii)     A significant change in the nature or scope of the authorities, powers, functions or duties of Executive as contemplated by paragraph 3.01 above, or a reduction in compensation, and such change and/or reduction is not remedied within 30 days after receipt by the Company of written notice from the Executive.

                           (iii)    A determination by the Executive made in good faith that as a result of a Change in Control of the Company, as defined in paragraph 1.02 above, and a change in circumstances thereafter that significantly affects his position, he is unable to carry out the authorities, powers, functions or duties attached to his position as contemplated by Section 3 of this Agreement, and such determination is not remedied within 30 days after receipt by the Company of written notice from the Executive.

                           (iv)     A breach by the Company of any provision of this Agreement not embraced within the foregoing clauses (i), (ii) and (iii) of this subparagraph 7.03(b) that is not remedied within 30 days after receipt by the Company of written notice from the Executive.

                           (v)     The liquidation, dissolution, consolidation or merger of the Company or transfer of all or substantially all of the assets of the Company and its Subsidiaries unless a successor or successors (by merger, consolidation or otherwise) to which all or a significant portion of the assets have been transferred shall have assumed all duties and obligations of the Company under this Agreement.

        An election by the Executive to terminate his employment given under the provisions of this paragraph 7.03 shall not be deemed a voluntary termination of employment by the Executive for the purpose of this Agreement or any plan or practice of the Company.

      7.04     For the purpose of any provision of this Agreement, the termination of the Executive's employment shall be deemed to have been for "Cause" only if:

                  (a)     termination of his employment shall have been the result of an act or acts of dishonesty on the part of the Executive constituting a felony and resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company; or

                  (b)     there has been a breach by the Executive during the Period of Employment of the provisions of paragraph 3.03 above, relating to the time to be devoted to the affairs of the Company, or of Section 8.01, relating to confidential information, and such breach results in demonstrably material injury to the Company and with respect to any alleged breach of paragraph 3.03 or of section 8.01 hereof, the Executive after notice and an opportunity to be heard either shall have failed to remedy such alleged breach or shall have failed to take all reasonable steps to that end within thirty days from his receipt of written notice by the Company pursuant to resolution duly adopted by the Board of Directors of the Company; and provided that thereafter

                  (c)     there shall have been delivered to the Executive a certified copy of a resolution of the Board of Directors of the Company adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board of Directors called and held for that purpose and at which the Executive was given an opportunity to be heard, finding that the Executive was guilty of conduct set forth in subparagraphs (a) or (b) above, specifying the particulars thereof in detail.

        Anything in this paragraph 7.04 or elsewhere in this Agreement to the contrary notwithstanding, the employment of the Executive shall in no event be considered to have been terminated by the Company for Cause if termination of his employment took place (a) as the result of bad judgment or negligence on the part of the Executive, or (b) as the result of an act or omission without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled, or (c) because of an act or omission believed by the Executive in good faith to have been in or not opposed to the interest of the Company, or (d) for any act or omission in respect of which a determination could properly be made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the Policies of the Company or the laws of the State of Wyoming or the directors’ and officers’ liability insurance of the Company, in each case as in effect at the time of such act or omission, or (e) as the result of an act or omission which occurred more than twelve calendar months prior to the Executive’s having been given notice of the termination of his employment for such act or omission unless the commission of such act or such omission could not at the time of such commission or omission have been known to a member of the Board of Directors of the Company (other than the executive, if he is then a member of the Board of Directors), in which case more than twelve calendar months from the date that the commission of such act or such omission was or could reasonably have been so known, or (f) as the result of a continuing course of action which commenced and was or could reasonably have been known to a member of the Board of Directors of the Company (other than the Executive) more than twelve calendar months prior to notice having been given to the Executive of the termination of his employment.

      7.05    In the event that the Executive's employment shall be terminated by the Company during the Period of Employment and such termination is alleged to be for Cause, or the Executive's right to terminate his employment under paragraph 7.03(b) above shall be questioned by the Company or for any other reason, the Executive shall have the right, in addition to all other rights and remedies provided by law, at his election either to seek arbitration in Harris County, Texas under the rules of the American Arbitration Association by serving a notice to arbitrate upon the Company or to institute a judicial proceeding, in either case within ninety days after having received notice of termination of his employment under paragraph 7.03(b) is subject to question or that the Company is withholding or proposes to withhold payments or provision of benefits or within such longer period as may reasonably be necessary for the Executive to take action in the event that his illness or incapacity should preclude his taking such action within such ninety-day period.

      8.     Confidential Information

      8.01     The Executive agrees not to disclose, either while in the Company's employ or at any time thereafter, to any person not employed by the Company, or not engaged to render services to the Company, any confidential information obtained by him while in the employ of the Company, including, without limitation, any of the Company's inventions, processes, methods of distribution or customers or trade secrets; provided, however, that this provision shall not preclude the Executive from use or disclosure of information known generally to the public or of information not considered confidential by persons engaged in the business conducted by the Company or from disclosure required by law or Court order.

      8.02     The Executive also agrees that upon leaving the Company's employ he will not take with him, without the prior written consent of an officer authorized to act in the matter by the Board of Directors of the Company, any drawing, blueprint, specification or other document of the Company, its subsidiaries, affiliates and divisions, which is of a confidential nature relating to the Company, its subsidiaries, affiliates and divisions, or without limitation, relating to its or their methods of distribution, or any description of any formulae or secret processes.

      9.     Notices

      All notices, requests, demands and other communications provided for by this Agreement shall be deemed to have been duly given if and when mailed in the continental United States by registered or certified mail, return receipt requested, postage prepaid, or personally delivered or sent by telex or other telegraphic means to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

To the Company:	Frontier Oil Corporation 10000 Memorial Drive Suite 600 Houston, Texas 77024

To the Executive:	James R. Gibbs 11100 Kingsworthy Houston, Texas 77024

      10.     General Provisions

      10.01     There shall be no right of set-off or counterclaim in respect of any claim, debt or obligation, against any payments to the Executive, his dependents, beneficiaries or estate provided for in this Agreement.

      10.02     The Company and the Executive recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company and the Executive hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of such agreements.

      10.03    No right or interest or in any payments shall be assignable by the Executive; provided, however, that this provision shall not preclude him from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude the legal representative of his estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries" as used in this Agreement shall mean a beneficiary or beneficiaries so designated to receive any such amount or, if no beneficiary has been so designated, the legal representative of the Executive's estate.

      10.04     No right, benefit or interest hereunder, shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect.

      10.05    In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to his beneficiary or beneficiaries. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

      10.06     The titles to sections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

      10.07     No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Board of Directors of the Company or any authorized committee of the Board of Directors and shall be agreed to in writing, signed by the Executive and by an officer of the Company thereunto duly authorized.

      10.08     Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a subsequent breach of such condition or provision or a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time.

      10.09    In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

      10.10    Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, including, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the assets of the Company whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed "the Company" for the purpose of this Agreement), but shall not otherwise be assignable by the Company.

      10.11    This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (other than the choice of law principles thereof).

      10.12    To the extent that any payment made to Executive pursuant to the terms of this Agreement is subject to federal income, excise, or other tax at a rate above the rate ordinarily applicable to wages and salaries paid in the ordinary course of business ("Penalty Tax"), whether as a result of the provisions of Sections 280G (b)(1) and 4999 (a) of the Internal Revenue Code of 1954, as amended (the "Code"), any similar or analogous provisions of any statute adopted subsequent to the date hereof, or otherwise, then the amount due hereunder shall be increased by an amount ("the "Additional Amount") such that the net amount received by Executive, after paying any applicable Penalty Tax and any federal or state income tax on such Additional Amount, shall be equal to the amount that Employee would have received if such Penalty Tax were not applicable.

      10.13     The Company shall pay all legal fees and expenses which the Executive may incur as a result of the Company's (and its successors and assigns) contesting the validity or enforceability of this Agreement. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and amounts received from other employment or otherwise by the Executive shall not be recoupable by the Company against the amounts paid to the Executive pursuant to the terms of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FRONTIER OIL CORPORATION

By: /s/ Julie H. Edwards

ATTEST:

/s/ J. Currie Bechtol
Secretary

/s/ James R. Gibbs James R. Gibbs